UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2014

SOLERA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33461	26-1103816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 Village Circle, Suite 100
Westlake, TX 76262
(Address of principal executive offices, including Zip Code)
(817) 961-2100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Â	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
Revision to Adjusted EBITDA Calculation Methodology; Updated Guidance

On February 19, 2014, Solera Holdings, Inc. (“Solera”) will announce during an investor presentation that it has revised its methodology for calculating Adjusted EBITDA (the “New Methodology”) and, based on the New Methodology, that it has updated its Adjusted EBITDA guidance for its fiscal year ending June 30, 2014.

The New Methodology includes net income attributable to noncontrolling interests (“NCIs”) while Solera’s prior methodology excluded net income attributable to NCIs. The New Methodology will be used to calculate Adjusted EBITDA beginning with its fiscal quarter ending March 31, 2014. A description of Solera’s Adjusted EBITDA calculation methodology is set forth below.

Based on Solera’s review of publicly available financial statements from companies in the S&P Software and Services Index that are also on either of the S&P 500 Index or the S&P 400 Midcap Index, each such company that reports NCIs (other than Solera) includes net income attributable to its NCIs when calculating adjusted EBITDA. Accordingly, Solera adopted the New Methodology to conform its Adjusted EBITDA calculation methodology to what it believes is the prevailing common practice relating to NCIs.

For comparison purposes, the table below sets forth Solera’s Adjusted EBITDA for the last eight quarters as originally reported in its earnings releases for the applicable quarters (the “Reported Adjusted EBITDA”) and as recasted by application of the New Methodology (the “Recasted Adjusted EBITDA”).

	Previously Reported Adjusted EBITDA	Recasted Adjusted EBITDA
Three Months Ended December 31, 2013	$97,292	$100,631
Three Months Ended September 30, 2013	$91,506	$94,384
Three Months Ended June 30, 2013	$90,476	$92,951
Three Months Ended March 31, 2013	$92,142	$95,377
Three Months Ended December 31, 2012	$90,515	$93,195
Three Months Ended September 30, 2012	$86,318	$89,088
Three Months Ended June 30, 2012	$84,911	$87,391
Three Months Ended March 31, 2012	$87,708	$90,506

As stated above, Solera also updated its Adjusted EBITDA guidance for the fiscal year ending June 30, 2014 from the guidance previously issued on February 5, 2014 to reflect the New Methodology. There is no change to Solera’s previously announced February 5, 2014 guidance for revenues, net income attributable to Solera Holdings, Inc., Adjusted Net Income or Adjusted Net Income per diluted common share. This previously announced and updated Adjusted EBITDA guidance are set forth below:

	Previous Fiscal Year 2014 Adjusted EBITDA Outlook	Current Fiscal Year 2014 Adjusted EBITDA Outlook
Adjusted EBITDA	$400 million - $407 million	$412 million - $418 million

Non-GAAP Financial Measures

We use certain non-GAAP financial measures that are not intended to be used in lieu of GAAP presentations, but are provided because management believes that they provide additional information with respect to the performance of our fundamental business activities and are also frequently used by securities analysts, investors and other interested parties to facilitate the evaluation of our business on a comparable basis to other companies. Among other non-GAAP financial measures, we use Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors in providing information regarding our operating results. We rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management team in connection with our executive compensation and bonus plans. Adjusted EBITDA also allows us to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for net income, net income per share and other consolidated income statement data prepared in accordance with accounting principles generally accepted in the United States. Because of these limitations, Adjusted EBITDA should not be considered as a replacement for net income. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA as supplemental information.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income (loss) excluding (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring charges, asset impairments, and other costs associated with exit and disposal activities, (vi) other (income) expense, net, (vii) litigation related expenses, and (viii) acquisition and related costs. Acquisition and related costs include legal and professional fees and other transaction costs associated with completed and contemplated business combinations and asset acquisitions, costs associated with integrating acquired businesses, including costs incurred to eliminate workforce redundancies and for product rebranding, and other charges incurred as a direct result of our acquisition efforts. These other charges include changes to the fair value of contingent purchase consideration, acquired assets and assumed liabilities subsequent to the completion of the purchase price allocation, purchase price that is deemed to be compensatory in nature, incentive compensation arrangements with continuing employees of acquired companies and gains and losses resulting from the settlement of a pre-existing contractual relationship with an acquiree. Acquisition and related costs also include the legal and other professional fees associated with the Federal Trade Commission's investigation of our acquisition of Actual Systems and the divestiture of Actual Systems' U.S. and Canadian businesses. A reconciliation of our Adjusted EBITDA to GAAP net income (loss), the most directly comparable GAAP measure, for our eight most recently completed fiscal quarters is set forth below:

	Three Months Ended
	Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Net income (loss)	$(47,714)	16,569	21,474	24,711	$22,448	36,411	23,280	29,523
Add: Income tax provision	12,513	2,696	9,004	10,939	9,156	1,697	12,552	9,139
Income (loss) before provision for income taxes	(35,201)	19,265	30,478	35,650	31,604	38,108	35,832	38,662
Add: Depreciation and amortization	29,594	25,103	27,100	26,360	25,585	24,195	25,930	25,802
Add: Restructuring charges, asset impairments, and other costs associated with exit and disposal activities	720	391	534	1,708	1,739	1,454	969	5,777
Add: Acquisition and related costs	6,288	11,195	8,897	6,069	8,821	3,158	2,304	1,906
Add: Litigation related expenses	186	400	598	450	529	451	500	100
Add: Interest expense	28,531	26,929	17,456	17,270	17,486	17,300	17,079	11,868
Add: Other expense, net	61,502	715	899	225	336	398	295	619
Add: Stock-based compensation expense	9,011	10,386	6,989	7,645	7,095	4,024	4,482	5,772
Adjusted EBITDA	$100,631	$94,384	$92,951	$95,377	$93,195	$89,088	$87,391	$90,506

Cautions about Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements, including statements about: our expectations regarding our prospects and business outlook for fiscal year 2014; our expectations and beliefs regarding changes in foreign currency exchange rates; our effective tax rate; execution of Mission 2020; and statements about our operating performance and leverage, tailwinds in our advanced markets, M&A integration, dividends, acquisitions, common stock repurchases, our effective tax rate and other historical results or performance that may suggest trends for our business. These statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our reliance on a limited number of customers for a substantial portion of our revenues; unpredictability and volatility of our operating results, which include the volatility associated with foreign currency exchange risks, our sales cycle, seasonality, global economic conditions, acquisitions and other factors; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including regulatory matters and our ability to successfully integrate our acquired businesses; we may not complete any subsequent acquisitions of additional equity interests of SRS; the failure to realize the expected benefits from our joint venture with Welsh, Carson or our investment in or subsequent acquisition of SRS; our inability to successfully integrate SRS's business, including SRS's existing employees, infrastructure and service offerings, with our existing businesses at reasonable cost, or at all; our inability to pay (or finance, as applicable) the call price or put prices at our expected cost, or at all, and the possible reduction in our cash balance or increase in outstanding debt after payment of the closing purchase price, call price or put prices; successful integration of acquired businesses that operate in industries outside of our core market; effects of competition on our software and service pricing and our business; time and expenses associated with customers switching from competitive software and services to our software and services; rapid technology changes in our industry; risks associated with operating in multiple countries; risks associated with a diversified business; effects of changes in or violations by us or our customers of government regulations; use of cash to service our debt and effects on our business of restrictive covenants in our bond indentures; our ability to obtain additional financing as necessary to support our operations, including Mission 2020; our reliance on third-party information for our software and services; costs and possible future losses or impairments relating to our acquisitions; the financial impact of future significant restructuring and severance charges; the impact of changes in our tax provision (benefit) or effective tax rate; our ability to pay dividends or repurchase shares in future periods; our dependence on a limited number of key personnel; effects of system failures or security breaches on our business and reputation; and any material adverse impact of current or future litigation on our results or business, including litigation with Mitchell International. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the Quarter Ended December 31, 2013. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter our forward-looking statements whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD Disclosure.
The registrant hereby furnishes the information set forth above in Item 2.02.

The information furnished in this Current Report on Form 8-K is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA HOLDINGS, INC.

/s/ JASON BRADY
Date: February 19, 2014	Name: Jason Brady
Title: Senior Vice President, General Counsel and Secretary